SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2003

CERTEGY INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-16427	58-2606325
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11720 Amber Park Drive Suite 600 Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (678) 867-8000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired:

None.

(b) Pro Forma Financial Information:

None.

(c) Exhibits:

Exhibit No.	Description
99.1	Certegy Inc. transcript from the teleconference held on July 24, 2003 to discuss its financial results for the second quarter of 2003 (furnished pursuant to Item 12 of Form 8-K).

ITEM	12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 24, 2003, Certegy hosted a teleconference to discuss its financial results for the second quarter of 2003. A copy of the transcript of this teleconference is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”).

The teleconference included a discussion of percentage changes in Certegy’s revenues excluding the impact of Certegy’s South American and merchant processing businesses. Management believes presentation of these non-GAAP revenue change measures is useful because it allows investors and management to evaluate and compare Certegy’s core operating results from ongoing operations from period to period in a more meaningful and consistent manner than relying exclusively on GAAP financial measures. The following table reconciles these measures to the percentage changes calculated and presented in accordance with GAAP:

	Three Months Ended June 30, 2003
	GAAP % Change From Prior Year Period	Effect of South America	Effect of Merchant Processing	% Change Excluding South America and Merchant Processing
Total revenue	(3.1)%	6.0%	5.2%	8.1%
Card services revenue	(7.1)%	9.5%	8.2%	10.6%

The teleconference also included a discussion of percentage changes in Certegy’s revenues on a local currency basis. These non-GAAP measures were discussed in conjunction with the correlative percentage change in U.S. Dollars, with the difference between the two percentages being the effect of foreign currency exchange rates. Management believes presenting certain results on a local currency basis is useful to investors because it allows a more meaningful comparison of the performance of Certegy’s foreign operations from period to period.

In response to a question during the teleconference, management projected that Certegy would have free cash flow of between $85 million and $95 million for fiscal 2003. Management believes that free cash flow is useful as a supplemental measure of liquidity because it provides management and investors with an important perspective on the cash available for share repurchases, debt repayment and acquisitions after making the capital investments and other investments required to support ongoing business operations and long-term value creation. The following table reconciles projected cash flows from operations to projected free cash flow for fiscal 2003 (in millions):

Fiscal 2003
Projected cash flow from operations	$130-140
Projected capital expenditures	(45)

Projected free cash flow	$85-95

Non-GAAP financial measures should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP. In addition, because certain non-GAAP financial measures, like free cash flow, are susceptible to varying calculations, such measures as used in the teleconference may not be comparable to other similarly titled measures used by other companies.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

The information in this Report, including the Exhibit attached hereto, is furnished solely pursuant to Item 12 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

The statements furnished in this Report, including the Exhibit hereto, contains forward-looking statements that are based on current expectations, estimates, forecasts, and projections about Certegy and its industry. They are not guarantees of future performance and are subject to risks and uncertainties, many of which are beyond Certegy’s control, that may cause actual results to differ significantly from what is expressed in those statements. In addition to important factors described elsewhere in this report, factors that could, either individually or in the aggregate, affect Certegy’s performance include matters such as its ability to maintain or improve its competitive positions against current and potential competitors; the level of economic growth, which tends to impact consumer spending by credit cards, debit cards or checks; a reversal of the trend of increasing demand for card processing outsourcing services in international markets, a reversal in the trend of increasing point-of-sale check fraud, or other factors affecting the demand for Certegy’s products and services; loss of key customer contracts or strategic relationships; security failures with regard to Certegy’s databases or failures in its key operating systems, which may impact Certegy’s reputation and the ongoing demand for its products and services; changes in or increased regulation applicable to its businesses or those of its customers pertaining to credit availability, data usage, debt usage, debt collection or other areas; changes in industry standards for Certegy or its customers’ businesses; other risks associated with investments and operations in foreign countries that may increase its costs or reduce its revenue, including exchange rate fluctuations and local political, social, and economic factors. These factors are described in greater detail in Certegy’s annual report on Form 10-K for the year ended December 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTEGY INC.

By:	/s/ MICHAEL T. VOLLKOMMER
Michael T. Vollkommer Corporate Vice President and Chief Financial Officer

Date:    August 4, 2003